Exhibit 99.1

Katherine M. Boyle, General Partner, Andreessen Horowitz, Elected to FedEx Board of Directors

MEMPHIS, Tenn. – Nov. 9, 2026 – FedEx Corp. (NYSE: FDX, “FedEx”) announced today that Katherine M. Boyle has been elected to the FedEx Board of Directors.

Ms. Boyle serves as a general partner at venture capital firm Andreessen Horowitz where she co-founded the firm’s American Dynamism practice in 2021. The practice invests in companies across aerospace, defense, advanced manufacturing, logistics, energy, infrastructure, and government technology. Across her portfolio, Ms. Boyle works closely with management teams on commercialization, executive recruiting, organizational development, and governance.

Previously, Ms. Boyle spent five years at General Catalyst, where she progressed from associate to principal and ultimately partner, helping build the firm’s seed investing practice and leading its civic technology initiative. She began her career as a general assignment reporter at the Washington Post. Additionally, Ms. Boyle serves on the board of the Mercatus Center.

“We are excited to have Katherine join the FedEx Corporation Board of Directors,” said R. Brad Martin, executive chairman of the FedEx Board. “Her deep expertise at the intersection of logistics, aerospace, and emerging technology, combined with her proven track record advising high-growth organizations on strategic governance and commercialization, will make her a vital asset to our board and our ongoing enterprise initiatives.”

Ms. Boyle will serve on the Cyber and Technology Oversight Committee and the Governance, Safety, and Public Policy Committee. Following Ms. Boyle’s appointment, the FedEx Board of Directors consists of 12 directors, nine of whom are independent.

About FedEx Corp.

FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce, and business services. With annual revenue of $90 billion, the company offers integrated business solutions utilizing its flexible, efficient, and intelligent global network. Consistently ranked among the world's most admired and trusted employers, FedEx inspires its more than 450,000 employees to remain focused on safety, the highest ethical and professional standards and the needs of their customers and communities. FedEx is committed to connecting people and possibilities around the world responsibly and resourcefully, with a goal to achieve carbon-neutral operations by 2040. To learn more, please visit fedex.com/about.

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this press release may be considered forward-looking statements, such as statements regarding expected future innovations and benefits of the strategic collaboration. Forward-looking statements include those preceded by, followed by or that include the words “will,” “may,” “could,” “would,” “should,” “believes,” “expects,” “forecasts,” “anticipates,” “plans,” “estimates,” “targets,” “projects,” “intends,” “determined to,” or similar expressions. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which FedEx operates; uncertainty and additional volatility in the global trade environment; FedEx’s ability to successfully implement its business strategies and global transformation program and network optimization initiatives, including Network 2.0 and Tricolor, effectively respond to changes in market dynamics, and achieve the anticipated benefits of such strategies and actions; and other factors which can be found in FedEx’s and its subsidiaries’ press releases and FedEx’s filings with the Securities and Exchange Commission, including FedEx’s Annual Report on Form 10-K for the fiscal year ended May 31, 2026. Any forward-looking statement speaks only as of the date on which it is made. FedEx does not undertake or assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Media Contact:

Caitlin Maier

901-434-8100

mediarelations@fedex.com

Investor Relations Contact:

Jeni Hollander

901-818-7200

ir@fedex.com